UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware 333-190788 46-2552550

State or other jurisdiction incorporation Commission File Number IRS Employer Identification No.

575 Lexington Avenue, 4th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 5, 2016, the Company entered into a Senior Secured Revolving Credit Facility Agreement in the maximum amount of US$7,500,000 with TCA Global Credit Master Fund, L.P.(“Credit Agreement”).

The Credit Agreement provides for revolving loans up $7,500,000 at any time. The Credit Agreement provides for a maturity date of six (6) months from July 5, 2016. The borrowings under the Credit Agreement may be used for general corporate purposes of the Company and its subsidiary, Energy Source Distributors, Inc. The Company’s obligations under the Credit Agreement are secured by the Company’s inventory and accounts receivable under the terms of a Security Agreement.

The Credit Agreement contains certain customary warranties, representations and affirmative and negative covenants, including covenants that, among other things, will limit the ability of the Company and its subsidiary to incur certain types of liens, enter into mergers and consolidations and the use of proceeds of the borrowings for other than permitted uses. These covenants are subject to some important exceptions and qualifications.

Amounts due under the Credit Agreement may be accelerated upon an “ event of default” as defined in the Credit Agreement, such as failure to pay amounts due thereunder when due, breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not other waiver or cured.

Energy Source Distributors, Inc. has unconditionally guaranteed the obligations of the Company under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Report and is hereby incorporated by reference into this Item 1.01.

Effective July 5, 2016, the Company entered into a Stock Purchase and Sale Agreement (“Purchase Agreement”) pursuant to which the Company acquired all of the issued and outstanding common stock (“Shares”) of Energy Source Distributors, Inc., a California corporation (“ESD”) from its three shareholders. The purchase price for the Shares (“Purchase Price”) was $450,000.00 which was paid in full at closing from funds drawn from the Credit Agreement. As a result of the Purchase Agreement, ESD is a wholly-owned subsidiary of the Company. Jose Castaneda, one of the original shareholders and officers of the ESD, will stay on as General Manager of ESD pursuant to the terms of an Executive Employment Agreement. ESD provides wholesale distribution of specialty beverage products and related services.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement and Amendment Number One to Stock Purchase and Sale Agreement dated June 13, 2016 filed as Exhibits 10.2 and 10.3 and to the Executive Employment Agreement filed as Exhibit 10.4 to this Report and is hereby incorporated by reference into this Item 1.01.

Section 2- Financial Information

Item 2.01	Completion of Acquisition of or Disposition of Assets.

The information in Item 1.01 of this Report concerning the Purchase Agreement is incorporated herein and made a part of this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Report concerning the Credit Facility is incorporated herein and made a part of this Item 2.03.

Section 9- Financial Statement and Exhibits

Item 9.01	Financial Statement and Exhibits

The financial statements required to be filed with this Report in response to Item 2.01 are not included in this initial report. The required financial statements will be filed by an amendment to this Report not later than 71 calendar days after the date of this Report.

Exhibit	Description

10.1	Senior Secured Revolving Credit Facility Agreement dated July 5, 2016 by and among Hispanica International Delights of America, Inc., Energy Source Distributors, Inc. TCA Global Credit Master Funds, LP.

10.2	Stock Purchase and Sale Agreement dated March 24, 2016 by and between Hispanica International Delights of America, Inc., Greg Graham, Jose Castaneda and Sunny Sandhu.

10.3	Amendment Number One to Stock Purchase and Sale Agreement dated June 13, 2016.

10.4	Executive Employment Agreement dated July 5, 2016 by between Jose Castaneda and Energy Source Distributors, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: July 8, 2016	By: /s/ Fernando Oswaldo Leonzo
President and Chief Executive Officer